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Exhibit 99.2

Peer REITs

1.	Acadia Realty Trust
2.	Agree Realty Corp.
3.	Alexander's Inc.
4.	Alexandria Real Estate Equities Inc.
5.	American Assets Trust Inc.
6.	American Campus Communities Inc.
7.	American Homes 4 Rent Cl A
8.	American Realty Capital Properties Inc. Cl A
9.	American Realty Capital Healthcare Trust Inc.
10.	American Residential Properties Inc.
11.	American Tower Corp.
12.	AmREIT Inc. Cl B
13.	Apartment Investment & Management Co. Cl A
14.	Armada Hoffler Properties Inc.
15.	Ashford Hospitality Prime Inc.
16.	Ashford Hospitality Trust Inc.
17.	Associated Estates Realty Corp.
18.	AvalonBay Communities Inc.
19.	Aviv REIT Inc.
20.	BioMed Realty Trust Inc.
21.	Boston Properties Inc.
22.	Brandywine Realty Trust
23.	Brixmor Property Group Inc.
24.	Camden Property Trust
25.	Campus Crest Communities Inc.
26.	CatchMark Timber Trust Inc. Cl A
27.	CBL & Associates Properties Inc.
28.	Cedar Realty Trust Inc.
29.	Chambers Street Properties
30.	Chatham Lodging Trust
31.	Chesapeake Lodging Trust
32.	Columbia Property Trust Inc.
33.	CorEnergy Infrastructure Trust Inc.
34.	CoreSite Realty Corp.
35.	Corporate Office Properties Trust
36.	Corrections Corporation of America
37.	Cousins Properties Inc.
38.	Crown Castle International Corp.
39.	CubeSmart
40.	CyrusOne Inc.
41.	DCT Industrial Trust Inc.
42.	DDR Corp.
43.	DiamondRock Hospitality Company
44.	Digital Realty Trust Inc.
45.	Douglas Emmett Inc.
46.	Duke Realty Corp.
47.	Dupont Fabros Technology Inc.
48.	EastGroup Properties Inc.
49.	Education Realty Trust Inc.
50.	Empire State Realty Trust Inc. Cl A
51.	EPR Properties
52.	Equity Commonwealth
53.	Equity Lifestyle Properties Inc.
54.	Equity One Inc.
55.	Equity Residential
56.	Essex Property Trust Inc.
57.	Excel Trust Inc.
58.	Extra Space Storage Inc.
59.	Federal Realty Investment Trust
60.	FelCor Lodging Trust Inc.
61.	First Industrial Realty Trust Inc.
62.	First Potomac Realty Trust
63.	Franklin Street Properties Corp.
64.	General Growth Properties Inc.
65.	Gaming and Leisure Properties Inc. WI
66.	Getty Realty Corp.
67.	Gladstone Commercial Corp.
68.	Glimcher Realty Trust
69.	Government Properties Income Trust
70.	Gramercy Property Trust Inc.
71.	HCP Inc.
72.	Health Care REIT Inc.
73.	Healthcare Realty Trust Inc.
74.	Healthcare Trust of America Inc. Cl A
75.	Hersha Hospitality Trust Cl A
76.	Highwoods Properties Inc.
77.	Home Properties Inc.
78.	Hospitality Properties Trust
79.	Host Hotels & Resorts Inc.
80.	Hudson Pacific Properties Inc.
81.	Inland Real Estate Corp.
82.	Investors Real Estate Trust
83.	Iron Mountain Incorporated
84.	Kilroy Realty Corp.
85.	Kimco Realty Corp.
86.	Kite Realty Group Trust
87.	LaSalle Hotel Properties
88.	Lexington Realty Trust
89.	Liberty Property Trust
90.	LTC Properties Inc.
91.	Mack-Cali Realty Corp.
92.	Medical Properties Trust Inc.
93.	Mid-America Apartment Communities Inc.
94.	Monmouth Real Estate Investment Corp. Cl A
95.	National Health Investors Inc.
96.	National Retail Properties Inc.
97.	New Senior Investment Group Inc.
98.	New York REIT Inc.
99.	NorthStar Realty Finance Corp.
100.	Omega Healthcare Investors Inc.

101.	One Liberty Properties Inc.
102.	Parkway Properties Inc.
103.	Pebblebrook Hotel Trust
104.	Pennsylvania Real Estate Investment Trust
105.	Physicians Realty Trust
106.	Piedmont Office Realty Trust Inc. Cl A
107.	Plum Creek Timber Company Inc.
108.	Post Properties Inc.
109.	Potlatch Corp.
110.	Prologis Inc.
111.	PS Business Parks Inc.
112.	Public Storage
113.	QTS Realty Trust Inc. Cl A
114.	Ramco-Gershenson Properties Trust
115.	Rayonier Inc.
116.	Realty Income Corp.
117.	Regency Centers Corp.
118.	Retail Opportunity Investments Corp.
119.	Retail Properties of America Inc. Cl A
120.	Rexford Industrial Realty Inc.
121.	RLJ Lodging Trust
122.	Rouse Properties Inc.
123.	Ryman Hospitality Properties Inc.
124.	Sabra Health Care REIT Inc.
125.	Saul Centers Inc.
126.	Select Income REIT
127.	Senior Housing Properties Trust
128.	Silver Bay Realty Trust Corp.
129.	Simon Property Group Inc.
130.	SL Green Realty Corp.
131.	Sovran Self Storage Inc.
132.	Spirit Realty Capital Inc.
133.	STAG Industrial Inc.
134.	Starwood Waypoint Residential Trust
135.	Strategic Hotels & Resorts Inc.
136.	Summit Hotel Properties Inc.
137.	Sun Communities Inc.
138.	Sunstone Hotel Investors Inc.
139.	Tanger Factory Outlet Centers Inc.
140.	Taubman Centers Inc.
141.	Terreno Realty Corp.
142.	The GEO Group Inc.
143.	The Macerich Company
144.	UDR Inc.
145.	UMH Properties Inc.
146.	Universal Health Realty Income Trust
147.	Urstadt Biddle Properties Inc. Cl A
148.	Ventas Inc.
149.	Vornado Realty Trust
150.	W.P. Carey Inc.
151.	Washington Prime Group Inc.
152.	Washington Real Estate Investment Trust
153.	Weingarten Realty Investors
154.	Weyerhaeuser Co.
155.	Whitestone REIT
156.	Winthrop Realty Trust

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  Exhibit 99.2
Peer REITs